Putnam Capital Opportunities, October 31 2005, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended October 31, 2005, Putnam Management has assumed $4,830 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


74U1		Class A 32,765
		Class B 18,297
		Class C 2,629

74U2		Class M 1,401
		Class R 64
		Class Y 27,127

74V1		Class A 12.67
		Class B 11.98
		Class C 12.08

74V2		Class M 12.19
		Class R 12.59
		Class Y 12.86